SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2002

Date of Filing: April 30, 2002

Lynx Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-22570	94-3161073
(Commission File No.)	(IRS Employer Identification No.)

25861 Industrial Blvd.
Hayward, California 94545
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 670-9300

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
Exhibit 10.26
Exhibit 10.27
Exhibit 10.28
Exhibit 99.1

Item 5. Other Events

     On April 30, 2002, Lynx Therapeutics, Inc. (the “Company”) completed a $22.6 million private placement of common stock and warrants to purchase common stock (the “financing”). The financing included the sale of 14.6 million newly issued shares of common stock at $1.55 per share and the issuance of warrants to purchase approximately 5.8 million shares of common stock at an exercise price of $1.94 per share. The Company has agreed to file with the SEC a resale registration statement relating to the issued common stock and the common stock issuable upon exercise of the warrants. Forms of the transaction documents effecting the financing are attached as Exhibits 10.26, 10.27 and 10.28 hereto. A press release announcing the financing is attached as Exhibit 99.1 hereto.

     On April 29, 2002, the Company issued a warrant to purchase up to an aggregate of 292,000 shares of the Company’s common stock at an exercise price of $1.55 per share to Friedman, Billings, Ramsey & Co., Inc. (“FBR”), as partial consideration, in addition to other customary fees, for services rendered by FBR as sole manager for the financing. Other than exercise price, the FBR warrant is substantially identical to the form of warrant attached as Exhibit 10.28 hereto.

Item 7. Financial Statements and Exhibits

(c) Exhibits

10.26	Form of Securities Purchase Agreement by and among the Company and the investors listed therein.
10.27	Form of Registration Rights Agreement by and among the Company and the investors listed therein.
10.28	Form of Warrant issued by the Company in favor of each investor and Friedman, Billings, Ramsey & Co., Inc.
99.1	Press Release, dated April 30, 2002, entitled “Lynx Completes $22.6 Million Private Equity Financing.”

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LYNX THERAPEUTICS, INC

Dated: April 30, 2002	By:	/s/ Edward C. Albini

Edward C. Albini Chief Financial Officer (Principal Financial and Accounting Officer)

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INDEX TO EXHIBITS

10.26	Form of Securities Purchase Agreement by and among the Company and the investors listed therein.
10.27	Form of Registration Rights Agreement by and among the Company and the investors listed therein.
10.28	Form of Warrant issued by the Company in favor of each investor and Friedman, Billings, Ramsey & Co., Inc.
99.1	Press Release, dated April 30, 2002, entitled “Lynx Completes $22.6 Million Private Equity Financing.”